PAPEL EXCLUSIVO PARA DOCUMENTOS NOTARIALES

NOTARIA DE D. GONZALO SAUCA POLANCO · NIHIL PRIUS FIDE · BOADILLA DEL MONTE (Madrid)

7B7252896

02/2006

ES COPIA EXACTA DE SU MATRIZ QUE EXPIDO EN MI RESIDENCIA, EL MISMO DÍA DEL OTORGAMIENTO, PARA LA ENTIDAD COMPARECIENTE, EN EL PRESENTE FOLIO Y EN SUS CUATRO CORRELATIVOS ANTERIORES. DOY FE.-

FE PÚBLICA NOTARIAL

CONSEJO GENERAL DEL NOTARIADO ESPAÑOL · NOTARIADO EUROPA · NIHIL PRIUS FIDE

0089664915

Apostille (o legalización única)
(Convention de La Haye du 5 octobre 1961)
(Real Decreto 2433/1978, de 2 de octubre)

1. País: *España*

El presente documento público

2. Ha sido firmado por *D. Gonzalo Sauca Polanco.*
3. Actuando en calidad de *NOTARIO*
4. Se halla sellado/timbrado con *el de su Notaría*

CERTIFICADO

5. En Madrid 6. El 26 JUN. 2006
7. Por el Decano del Colegio Notarial de Madrid
8. Con el número 36103
9. Sello/timbre: 10. Firma:

TERRITORIO * MADRID

0,20 VEINTE CENTIMOS

NIHIL PRIUS FIDE

A20627142

Don Luis Enrique García Labajo
Miembro de la Junta Directiva en funciones de Decano